Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          P A L L  C O R P O R A T I O N
             (Exact name of registrant as specified in its charter)

              New York                                   11-1541330
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

                             2200 Northern Boulevard
                           East Hills, New York 11548
                    (Address of Principal Executive Offices)

                                PALL CORPORATION
                             2001 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                          Mary Ann Bartlett, Secretary
                                Pall Corporation
                             2200 Northern Boulevard
                           East Hills, New York 11548
                     (Name and address of agent for service)

                                 (516) 484-5400
          (Telephone number, including area code, of agent for service)

                                  ____________
                                    Copy to:
                            CARTER, LEDYARD & MILBURN
                                  2 Wall Street
                          New York, New York 10005-2072
                        Attention: Heywood Shelley, Esq.
                                  ____________

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                           Proposed                  Proposed                Amount of
 Title of securities            Amount to be            maximum offering          maximum aggregate       registration
 to be  registered               registered              price per share           offering price              fee
________________________________________________________________________________________________________________________
Common Stock,
  $.10 par value                  72,000 shs.             $24.27 (1)                $1,747,440(1)           $160.77

Common Stock,
  $.10 par value                 328,000 shs.             $23.15 (2)                 7,593,200               698.57
                                 -------                                             ---------               ------

Totals                           400,000 shs.                --                     $9,340,640              $859.34
                                 =======                                            ==========              =======

Common Share
Purchase Rights                  400,000 rights              --  (3)                    --    (3)             None
________________________________________________________________________________________________________________________

(1) Calculated pursuant to Rule 457(h) on the basis of the price at which outstanding options under the Plan may be exercised.

(2) Calculated pursuant to Rule 457(h) and (c) on the basis of the average of the high and low prices ($23.57 and $22.73) of a share of the Common Stock as reported for New York Stock Exchange composite transactions on January 15, 2002.

(3) Included in the offering price of the Common Stock being registered hereby. Until the Distribution Date, as defined in the Rights Agreement providing for the Common Share Purchase Rights, such Rights will be transferable only with the Common Stock and will be evidenced by the certificates evidencing the Common Stock.

--------------------------------------------------------------------------------

This Registration Statement shall become effective immediately upon filing as provided in Rule 462(a) under the Securities Act of 1933.

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


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant is incorporating by reference into this Registration Statement the following documents filed by it with the Commission (Commission File No. 1-4311):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 28, 2001;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended October 27, 2001; and

         (c) The descriptions of the Common Stock and the Common Share Purchase Rights of the Registrant contained in the Amendments No. 1, both dated April 20, 1999, to the Registrant's Registration Statements on Form 8-A, both dated September 10, 1992, for the registration of the Common Stock and the Common Share Purchase Rights pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), and any updates of such descriptions contained in any registration statement, report or amendment thereto of the Registrant hereafter filed under the Exchange Act.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.


Item 4.  Description of Securities.

         Not required. The Common Stock and Common Share Purchase Rights are registered under Section 12(b) of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.

         Carter, Ledyard & Milburn, counsel for the Registrant, has given the opinion being filed as Exhibit 5 to this Registration Statement as to the legality of the securities being registered hereby. Heywood Shelley, counsel to Carter, Ledyard & Milburn, is a director of the Registrant and the owner of 10,000 outstanding shares of the Registrant's Common Stock. In addition, Mr. Shelley holds options granted by the Registrant to purchase an additional 17,500 shares of Common Stock under the Registrant's stock option plans.

Item 6.  Indemnification of Directors and Officers.

         Reference is made to Sections 721 through 725 of the Business Corporation Law of the State of New York, the Registrant's jurisdiction of incorporation, which provides for indemnification of directors and officers under certain circumstances.

         Consistent with the above provisions, Section 7.02 of the Registrant's Bylaws provides as follows:

         "Indemnification. The Corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal (and whether or not by or in the right of the corporation or of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise), by reason of the fact that such person, his testator or intestate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that (i) no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled; (ii) no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless the corporation has consented to such settlement or other disposition, and (iii) the corporation shall not be obligated to indemnify any person by reason of the adoption of this Section 7.02 if and to the extent such person is entitled to be indemnified under a policy of insurance as such policy would apply in the absence of the adoption of this
     Section 7.02.

         "Reasonable expenses, including attorneys' fees, incurred in defending any action or proceeding, whether threatened or pending, shall be paid or reimbursed by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amount to the corporation to the extent, if any, such person is ultimately found not to be entitled to indemnification.

         "Notwithstanding any other provision hereof, no amendment or repeal of this Section 7.02, or any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such amendment or repeal or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day.

         "The corporation is hereby authorized, but shall not be required, to enter into agreements with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys' fees, to the extent permitted by law, but the corporation's failure to do so shall not in any manner affect or limit the rights provided for by this Section 7.02 or otherwise.

         "For purposes of this Section 7.02, the term 'the corporation' shall include any legal successor to the corporation, including any corporation which acquires all or substantially all of the assets of the corporation in one or more transactions. For purposes of this Section 7.02, the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation or any subsidiary thereof also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

         "The rights granted pursuant to or provided by the foregoing provisions of this Section 7.02 shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which any such person may otherwise be entitled by law, contract or otherwise."

         The Registrant has policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act of 1933.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         The index to exhibits appears on the page immediately following the signature pages of this Registration Statement.

Item 9.  Undertakings.

(1)  The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the



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



     provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of East Hills, State of New York, on the 18th day of January, 2002.

                                PALL CORPORATION


                                By:/s/ Jeremy Hayward-Surry
                                  -------------------------
                                     Jeremy Hayward-Surry
                                     President



                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes Jeremy Hayward-Surry, Gilbert P. Weiner and Mary Ann Bartlett, and each of them singly, his true and lawful attorneys-in-fact with full power to execute in the name of such person, in the capacities stated below, and to file, such one or more amendments to this Registration Statement as the Registrant deems appropriate, and generally to do all such things in the name and on behalf of such person, in the capacities stated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission thereunder, and hereby ratifies and confirms the signature of such person as it may be signed by said attorneys-in-fact, or any one of them, to any and all amendments to this Registration Statement.

                            _________________________

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement and the above power of attorney have been signed on January 18, 2002, by the following persons in the capacities indicated.

      Signature                                      Title
      ---------                                      -----



/s/Eric Krasnoff
--------------------------------------     Chairman and Chief Executive
   Eric Krasnoff                           Officer (Principal Executive
                                             Officer) and Director



/s/John Adamovich, Jr.
--------------------------------------     Chief Financial Officer,
   John Adamovich, Jr.                  Group Vice President and Treasurer
                                           (Principal Financial Officer)



/s/Lisa Kobarg
--------------------------------------     Chief Corporate Accountant
   Lisa Kobarg                           (Principal Accounting Officer)



                                                    Director
--------------------------------------
   Abraham Appel



/s/Daniel J. Carroll, Jr.                            Director
--------------------------------------
  Daniel J. Carroll, Jr.



/s/John H.F. Haskell, Jr.                            Director
--------------------------------------
   John H.F. Haskell, Jr.



/s/Ulric Haynes, Jr.                                 Director
--------------------------------------
   Ulric Haynes, Jr.

     Signature                                       Title
     ---------                                       -----



/s/Jeremy Hayward-Surry                              Director
--------------------------------------
   Jeremy Hayward-Surry



/s/Edwin W. Martin, Jr.                              Director
--------------------------------------
   Edwin W. Martin, Jr.



/s/Katharine L. Plourde                              Director
--------------------------------------
   Katharine L. Plourde



/s/Heywood Shelley                                   Director
--------------------------------------
   Heywood Shelley



/s/Edward L. Snyder                                  Director
--------------------------------------
   Edward L. Snyder



/s/Edward Travaglianti                               Director
--------------------------------------
   Edward Travaglianti



/s/James D. Watson                                   Director
--------------------------------------
   James D. Watson

                                  EXHIBIT INDEX



Exhibit No.
----------

4(a)* Rights Agreement dated as of November 17, 1989, between the Registrant and United States Trust Company of New York, as Rights Agent, filed as Exhibit I to the Registrant's Registration Statement on Form 8-A (Commission File No. 1-4311) dated
               September 10, 1992, for the registration of the Common Share Purchase Rights pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Form 8-A")

4(b)* Amendment No. 1, dated as of April 20, 1999, to the above Rights Agreement, which Amendment was filed as Exhibit III to Amendment No. 1, dated April 20, 1999, to the Form 8-A

5              Opinion of Carter, Ledyard & Milburn

23(a)          Consent of Carter, Ledyard & Milburn (included in Exhibit 5)

23(b)          Consent of KPMG LLP

24 Powers of Attorney (included in the signature page of this Registration Statement)

99             Pall Corporation 2001 Stock Option Plan for Non-Employee
               Directors

______________________

* Incorporated herein by reference.








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